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Exhibit 10.41


RIDER ATTACHED TO AND MADE A PART OF THAT CERTAIN STORE LEASE DATED AUGUST 1, 1999. MADE BY AND BETWEEN REMINGTON OAK L.P., 1300 REMINGTON RD., #M, SCHAUMBURG, IL, AS LESSOR ("LESSOR") AND CARNEGIE INTERNATIONAL, AS LEESEE ("LEESEE"), FOR THE PROPERTY COMMONLY KNOWN AS 1121 W. LAKE STREET (1ST FLOOR), OAK PARK, ILLINOIS 60301

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         R1. Rider Prevails. In the event any term or provision of this Rider
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conflicts with the preprinted portion of the Lease, the term or provision of this Rider shall prevail.

         R2. Base Rent. Lessee covenants to pay to Lessor, as base rent during
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the term of this Lease ("Base Rent"), payable without prior demand and without deduction or setoff for any claim Lessee may have against Lessor, the following amounts, in advance on the first day of each and every calendar month during the term hereof, at such location as the Lessor directs from time to time:

               08-01-1999        Through          08-31-2000        $1,775.00
               09-01-2000        Through          08-31-2001        $1,881.00
               09-01-2001        Through          08-31-2002        $1,995.00

         R3. Security Deposit. Lessee has deposited with Lessor the sum of
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$3,550.00 as security for the Lessee's faithful performance of its obligations under this Lease. If Lessee fails to pay rent or other charges due under this Lease, or otherwise defaults with respect to any provision of this Lease, Lessor may use, apply, or retain all or any portion of this deposit for the payment of any rent or other charge in default or for the payment of any other sum to which Lessor may become obligated by reason of Lessee's default, or to compensate Lessor for any loss or damage that Lessor may suffer thereby. If Lessor so uses or applies all or any portion of this deposit, Lessee shall within ten days after written demand therefor deposit with the Lessor an amount sufficient to replenish the deposit. At the expiration of the term of this Lease and upon Lessee's vacating the Premises as contemplated herein and, so long as Lessee is not in default of any provision of this Lease, then Lessor shall return to the Lessee the deposit less any amounts properly so used or applied, with interest.

         R4. Scavenger. Lessee shall obtain a weekly garbage service for the
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removal of all retail store debris.

         R5. Eminent Domain. If during the term of this Lease, all or part of
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the premises shall be taken as a result of the exercise of the power of eminent domain, Lessor shall be entitled to the entire portion of the award in such proceedings for the land and building, including any appreciation in value of such land and building by reason of the existence of this Lease and Lessee shall have the right to prove in such proceedings and to receive any award which may be made for damages or condemnation of Lessee's trade fixtures, equipment or other personal property.

         If the entire Premises shall be taken under such eminent domain proceedings, this Lease and all the right, title and interest of Lessee hereunder shall cease and come to an end on the date of vesting of the title pursuant to such proceedings. In the event of a partial taking exceeding 25% of the Premises, Lessee may terminate this Lease at its option. In the event of a taking of less than 25% of the Premises, then the Lease will remain in full force and effect, but the Base Rent and Additional Rent shall abate prorata with such taking.

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         R6. Alterations. Any alterations, improvements, additions or fixtures
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affixed to the Premises that may be made or installed upon the Premises by either the Lessor or the Lessee, with the prior written consent of Lessor, shall become and remain the property of the Lessor, and, at the termination of this lease, shall remain upon and be surrendered with the Premises as a part thereof, without disturbance, molestation or injury, except that if Lessor so notifies Lessee, Lessee shall promptly remove such alterations, improvements and additions as Lessor shall specify and repair any damage to the Premises caused by such removal.

         If the Lessor consents to such alterations or additions, before the commencement of the work or delivery of any materials onto the Premises, the Lessee shall furnish the Lessor with plans and specifications, names and addresses of contractors and all subcontractors and suppliers, copies of proposed contracts, necessary permits, and indemnification in form and amount reasonably satisfactory to Lessor and waivers of lien against any and all claims, costs, damages, liabilities and expenses which may arise in connection with the alterations or additions.
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         Lessee shall not execute any contracts or agree orally with any contractor to perform any alterations to the Premises without the prior written consent of Lessor. Any contracts between Lessee and any contractors shall provide that the contractor acknowledges that the Lessor is not responsible for any payments to the contractor and the contractor shall hold the Lessor harmless against any liens or claims for Liens and any damages or expenses to which the Lessor may be subjected as a result thereof, including reasonable attorney's fees.

         All additions and alterations shall be installed in a good and workmanlike manner and only new, high grade materials shall be used. Whether the Lessee furnishes the Lessor the foregoing or not, the Lessee hereby agrees to hold the Lessor, its agents, representatives and beneficiary harmless from any and all liabilities of every kind and description which may arise out of or be connected in any way with said alterations or additions. Before commencing any work in connection with alterations or additions, the Lessee shall furnish the Lessor with certificates of insurance from all contractors performing labor or furnishing materials insuring the Lessor, its agents, representatives and beneficiary against any and all liabilities which may arise out of or be connected in any way with such work. Upon completion of any alterations or additions, the Lessee shall furnish the Lessor with contractor's affidavits and full and final waivers of lien and receipted bills covering all labor and materials expended and used. All alterations and additions shall compl6y with all insurance requirements and with all ordinances and regulations of the Village of Oak Park and the State of Illinois or of any department or agency thereof.

         R7.  Subordination, Attornment, Non-Disturbance.
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         This Lease shall be subordinate to any of Lessee's mortgagee's mortgages or deeds of trust and all amendments, renewals or modifications thereof now or hereafter in effect. This subordination shall be shelf-operative and no further certificate or instrument of subordination need be required by any such mortgagee. In confirmation of such subordination, however, Lessee shall execute promptly any reasonable certificate or instrument that Lessor or mortgages may request. Lessee hereby constitutes Lessor as Lessee's attorney-in-fact to execute such certificate or instrument for and one behalf of Lessee upon Lessee's failure to do so within fifteen (15) days of a request to do so. In the event of the enforcement by Lessor's mortgagee of the remedies provided for by law or by such mortgage or deed of trust, Lessee will, upon request of any person or party succeeding to the interest of Lessor as a result of such enforcement, automatically become the Lessee of such successor in interest without change in terms or other provisions of such Lease provided, however, that such successor in interest shall not be (i) bound by any payment of Rent for more than one month in advance except payments in the nature of security for the performance by Lessee of its obligations under this Lease; (ii) subject to any offset, defense or damages arising out of a default of any obligations of any preceding Lessor; or (iii) bound by any amendment or modification of this Lease made without the written consent of such trustee or such beneficiary or such successor in interest; and provided, however, that no new successor in interest shall disturb the possession of the Lessee under this Lease so long as the Lessee is not in default of any of the terms or provisions contained in the Lease. Upon request by such successor in interest, Lessee shall execute and deliver reasonable instruments confirming the attornment provided for herein. The subordination of interest provided by this paragraph shall not, however, affect or diminish the Lessee's rights under this Lease.

         R8. Late Rent. Lessee shall pay to the Lessor at the address designated
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by the Lessor in writing from time to time the monthly installments of rent as provided in this Lease in advance of the first day of each full calendar month during the term hereof. The time of payment of each and every monthly installment of rent is of the essence. In the event a monthly installment of rent is received by Lessor after the tenth (10th) day of the month, Lessee covenants to pay Lessor as additional rent the amount of TWO HUNDRED and no/100 DOLLARS ($200.00). In addition Lessee covenants to pay Lessor as additional rent one percent (1%) per month on any unpaid rent or late rent not cured or received by the thirtieth (30th) of each and every month.

         Said additional rent shall be added and paid along with the next monthly installment due. Rent mailed in shall be deemed paid when it is received by the Lessor. Said additional rent, when payable under this paragraph, is an additional covenant of Lessee to pay rent. If Lessee fails to make said additional rent payment,. Lessor may enforce its rights and remedies under this Lease. Nothing in this paragraph shall be construed to adjust, alter or modify any due dates specified in this Lease.

         R9. Estoppels. Each party shall, without charge, at any time and from
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time to time, within ten (10) days after the request by the other party, deliver a written instrument to such party or to any other person, firm or corporation specified by such party, duly executed and acknowledged, certifying that this Lease is unmodified and in full force and effect or, in there has been any modification, that the said case is in full force and effect as modified, and stating any and all such modifications, and specifying the dates to which the rental and other charges provided for herein have been paid.

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         R10.  Laws and Regulations.
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         Lessee agrees to observe and comply with all laws, regulations and ordinances now or hereafter in force applicable to her use and occupancy of the Premises and that Lessee shall maintain in effect any and all licenses and permits necessary for the operation of her business.

         R11.  Insurance and Waive of Subrogation.
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         Lessee, at Lessee's expense, agrees to maintain in force during the term: (a) comprehensive general liability insurance in an amount not less than $2,000,000 combined single limit, on an occurrence basis; (b) fire and casualty insurance on an "all risk" basis in an amount adequate to cover the full replacement value of all Lessee's alterations, all fixtures, contents and wall and floor coverings (not permanently attached) in the Premises; and (c) plate glass insurance covering all plate glass on the Premises.

         Each policy referred to above shall name Lessor as additional insured, shall be issued by one of more responsible insurance companies licensed to do business in Illinois reasonably satisfactory to Lessor and shall contain the following provisions and endorsements: (i) that such insurance may not be canceled or amended without thirty (30) days' prior written notice to the Lessor; (ii) that the policy shall not be invalidated should the insured waive in writing prior to a loss, any or all rights of recovery against any other party for losses covered by such policies: and (iii) deductible amounts reasonably acceptable to Lessor. Lessee shall deliver to Lessor certificates of insurance, all policies and renewals thereof to be maintained by Lessee hereunder not less than ten (10) days prior to the commencement of the term of this Lease and not less than ten (10) days prior to the expiration date of each policy.

         Provided that the insurance policies of Lessor and Lessee will not be invalidated nor will the right of the insured to collect the proceeds payable under such policy be adversely affected, Lessee and Lessor, in confirmation and in furtherance of any waiver or release of liability set forth in this Lease (but not in limitation thereof), hereby each expressly waive all rights of recovery which it might otherwise have against the Lessor or Lessee as the case may be, for any loss or damage to person, property and business to the extent of any recovery collected under valid and collectible insurance policies.

         R12. Laws. The parties hereto agree that Illinois law will apply to any
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interpretation of this Lease.

         R13. Headings. The headings used for the various sections herein
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contained are for convenient reference only, and are not intended to define, construe or in any manner limit the contents of such sections.

         R14. Electric. Lessee shall be responsible for 50% of the monthly
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billing.

         R15. Gas. Lessee shall be responsible for 50% of the monthly billing.
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         R16. Janitorial. Lessee shall be responsible for their own janitorial
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expense and service.


         R18. Real Estate Taxes.
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         Lessee shall be responsible for their proportionate share of tax increases over the 1998 base year.

         R19. Common Area Expenses.
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         Lessee shall be responsible for their proportionate share over the 1998 base year.

         R20. Insurance. Lessee is responsible for their proportionate share
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over the 1998 base year.


         R21.  Tenants Proportionate Share.
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         Fifty percent (50%) of any increases over the 1998 base year.

         R22. Lessee shall have the option to cancel this lease with a sixty
(60) day written notice in the event they should lose their cell phone distributorship and not have the ability to replace their previous vendor with another cell phone company.

         R23. Lessor shall have the option to cancel this lease for any reason with a ninety (90) day written notice.

         R24. Lease area of 2200 square feet is located on the first (1st) floor at 1121 W. Lake St., Oak Park Illinois.

                    LESSOR:          REMINGTON OAK L.P.,
                                              1300 Remington Rd., #M,
                                              Schaumburg, Illinois 60173
                                              By: ______________________________
                                                     Roland K. Kaeser

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                                                     Its General Partner

                    LESSEE:          CARNEGIE INTERNATIONAL

                                              By: ______________________________

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